Exhibit 21

                               SUBSIDIARIES

Listed below are the principal subsidiaries of Kaiser Aluminum & Chemical Corporation, the jurisdiction of their incorporation or organization and the names under which such subsidiaries do business. Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                       Place of
                                                       Incorporation
     Name                                              or Organization
     ----                                              ---------------

     Alpart Jamaica Inc.                               Delaware
     Alumina Partners of Jamaica (partnership)         Delaware
     Anglesey Aluminium Limited                        United Kingdom
     Kaiser Alumina Australia Corporation              Delaware
     Kaiser Aluminium International, Inc.              Delaware
     Kaiser Aluminum & Chemical of Canada Limited      Ontario
     Kaiser Bauxite Company                            Nevada
     Kaiser Finance Corporation                        Delaware
     Kaiser Jamaica Bauxite Company (partnership)      Jamaica
     Kaiser Jamaica Corporation                        Delaware
     Queensland Alumina Limited                        Queensland
     Volta Aluminium Company Limited                   Ghana

Domestic            California                                                  Pennsylvania
Operations            Los Angeles (City of Commerce)                              Erie
(Partial List)          Engineered Products                                         Engineered Products
                      Los Angeles (Santa Fe Springs)                            South Carolina
                        Engineered Products Fabricating                           Greenwood
                      Oxnard                                                        Engineered Products
                        Engineered Products                                       Greenwood
                      Pleasanton                                                    Engineered Products Machine Shop
                       R&D at the Center for Technology,                        Tennessee
                        Administrative Offices                                    Jackson
                    Florida                                                         Engineered Products
                      Mulberry                                                  Texas
                        Sodium Silicofluoride, Potassium Silicofluoride           Houston
                    Louisiana                                                       Kaiser Aluminum Corporation Headquarters
                      Baton Rouge                                                 Sherman
                        Alumina, Environmental Offices                              Engineered Products
                      Gramercy                                                  Washington
                        Alumina                                                   Mead
                    Michigan                                                        Primary Aluminum,
                      Detroit (Southfield)                                          Division Technology Center
                        Automotive Product Development and Sales                  Richland
                    Ohio                                                            Engineered Products
                      Canton                                                      Tacoma
                        Engineered Products                                         Primary Aluminum
                      Newark                                                      Trentwood
                        Engineered Products                                         Flat-Rolled Products
                    Oklahoma
                      Tulsa
                        Engineered Products
------------------------------------------------------------------------------------------------------
Worldwide           Australia                                                   Japan
Operations            Queensland Alumina Limited (28.3% owned)                    Furukawa Kaiser Forged Products Company
(Partial List)          Alumina                                                   (47.5%)
                    Canada                                                          Sales Office
                      Kaiser Aluminum & Chemical of Canada Limited              Russia
                      (100%)                                                      Kaiser Aluminium Russia, Inc. (100%)
                        Engineered Products                                         International Business Development
                    Ghana                                                       Wales, United Kingdom
                      Volta Aluminium Company Limited (90%)                       Anglesey Aluminium Limited (49%)
                        Primary Aluminum                                            Primary Aluminum
                    Jamaica
                      Alumina Partners of Jamaica (65%)
                        Bauxite, Alumina
                    Kaiser Jamaica Bauxite Company (49%)
                      Bauxite